FORM 8-A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MASON CAPITAL FUND TRUST

(Exact name of registrant as specified in its charter)

Delaware	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

50 Federal Street, 9th Floor
Boston, MA	02110
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered	I.R.S. Employer Identification No.
Shares of beneficial interest, no par value, of: Fundamentals First ETF	CBOE	92-32226567

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-270294

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of Fundamentals First ETF, a series of Mason Capital Funds Trust (the “Registrant”), is incorporated herein by reference to Pre-Effective Amendment No. 4 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on December 19, 2023. Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.	Registrant’s Amended Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on December 19, 2023.

2.	Registrant’s By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on March 6, 2023.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized in the State of Massachusetts, on the 22nd day of January 2024.

Mason Capital Funds Trust
(Registrant)

By:	/s/ Elliot Bruce
Name:	Elliot Bruce
Title:	President of the Trust, Principal Executive Officer

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